Minuteman International Receives “Wells Notice” From

Securities and Exchange Commission

Exhibit 99

ADDISON, IL, June 20, 2002.  Minuteman International, Inc. (“Nasdaq:  MMAN) announced that it received a written notice, sometimes referred to as a “Wells Notice,” from the staff of the Securities and Exchange Commission stating the intention of the staff to recommend that the SEC bring a civil action against Minuteman alleging that the Company violated certain provisions of the Securities Exchange Act of 1934, and rules thereunder, relating to reports, books, records and accounting controls and seeking an injunction and civil penalties.  The company understands that the staff also intends to recommend action against the Company’s Vice President of Finance and Corporate Controller.

Under the process established by the SEC, the Company has the opportunity to submit reasons of law, policy or fact why the Company believes the action should not be brought or bring any facts to the SEC’s attention in connection with its consideration of this matter.  The Company intends to communicate further with the staff of the SEC regarding this matter.

The Company has cooperated, and reiterates its intention to fully cooperate, with the SEC in its investigation.

Minuteman International, Inc., headquartered in the Chicago suburb of Addison, Illinois, is a full-line manufacturer of Minuteman and PowerBoss commercial and industrial vacuums, floor and carpet-care equipment, Multi-Clean brand chemical products for cleaning and crating, letter pick-up machines and lawn-sweeping equipment under the Parker Sweeper label.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties.  However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements.